Exhibit 21

SIMMONS FIRST NATIONAL CORPORATION
DIRECT AND INDIRECT SUBSIDIARIES
AS OF DECEMBER 31, 2023

Name of Direct or Indirect Subsidiary	State of Incorporation or Organization
Simmons Bank	AR
Simmons First Insurance Services, Inc.	AR
Simmons First Properties, Inc.	TN
Simmons First Insurance Services of TN, LLC	TN
FS Providence PCC of Grenada, LLC	TN
Providence PCC of Grenada, LLC	MS
Simmons First Special Assets, Inc.	TN
PSH LLC	MO
Simmons First Auto, Inc.	TN
Simmons First Investments, Inc.	NV
Simmons First REIT of MO, LLC	MO
Simmons First SW REIT, Inc.	DE
Simmons First REIT of TN, Inc.	MD
SB Harob, LLC	TX
Simmons NMTC Holding, LLC	AR
Stillwater NMTC, LLC	OK
Stillwater NMTC Investment Fund II, LLC	OK
AAC Investment Fund, LLC	AR
Santa Ana Holdings, LLC	MO
Heartland Bank Liquidating Trust	AR
Cradduck LMB Investment Fund 2, LLC	MO
REI Subsidiary CDE 12, LLC	OK
SF Real Estate Holdings, Inc.	AR
Beacon Village Tax Credit Fund, L.L.C.	MO
Beacon Village, LP	MO
Capital Partners Series SB II, LLC	MO
Capital Partners Series SB III, LLC	MO
Capital Partners Series SB IV, LLC	MO
Capital Partners Series SB, LLC	MO
Gateway Neighborhood Fund I, LLC	MO
Raintree LMB, LLC	MO
Stockton Community Development Corporation	MO
Tax Credit Holdings – Vandeventer, LLC	MO
Vandeventer Place, LP	MO
Tax Credit Holdings Woodbury II, LLC	MO
Woodbury Place II, LP	MO
Tax Credit Holding Jennings II, LLC	MO
Jennings Place II, LP	MO
Capital Partners Series SB V, LLC	MO
Capital Partners Series SB VI, LLC	MO
Enhanced Capital Tax Credit Fund 64, LLC	DE
Simmons First Public Finance, Inc.	AR